CERTIFICATE OF AMENDMENT

OF

BRINSON MONEY SERIES


	This Certificate of Amendment (Certificate) is filed in accordance with the provisions of the Delaware Business Trust Act (12 Del.
Code Ann. Tit. 12 Section 3801 et seq.) and sets forth the following

1. The name of the trust is  Brinson Money Series (Trust).

2. The Trusts Certificate of Trust is hereby amended to change the name of the Trust to UBS Money Series.

3. This Certificate shall become effective on April 8, 2002.

        IN WITNESS WHEREOF, the undersigned, being a Trustee, has executed this Certificate on this 19th day of February, 2002.


	/s/ Margo N. Alexander
	Margo N. Alexander
	As Trustee and not individually

	Address	51 West 52nd Street
		New York, New York  10019


STATE OF NEW YORK       ss
CITY OF NEW YORK

	Before me this 19th day of February, 2002, personally appeared the above named Margo N. Alexander, known to me to be the person who executed the foregoing instrument and who acknowledged that she executed the same.

		/s/ Victoria Drake
		Notary Public

My commission expires May 20, 2002



BRINSON MONEY SERIES

CERTIFICATE OF VICE PRESIDENT AND SECRETARY

        I, Amy R. Doberman, Vice President and Secretary of Brinson Money Series (Trust), hereby certify that the board of trustees of the Trust duly adopted the following resolutions at a meeting held on February 13, 2002, that the resolutions shall become effective
April 8, 2002, and that the Amended and Restated Schedule A attached to this certificate is a true copy of the Amended and Restated
Schedule A to the Trusts Trust Instrument that was approved by the board of trustees at its February 13, 2002 meeting

        RESOLVED, that pursuant to Section 8 of Article X of the Trusts Trust Instrument, the name of the Trust be, and it hereby is, changed from Brinson Money Series to UBS Money Series and that the Trust Instrument be, and it hereby is, amended as follows

The last sentence of the introductory paragraph of the Trust
Instrument is amended to read as follows The name of the Trust created by this Trust Instrument is UBS Money Series.

Section (m) of Article I of the Trust Instrument is amended to read as follows (m) Trust means UBS Money Series established hereby, and reference to the Trust, when applicable to one or more Series, refers to that Series.

All other references in the Trust Instrument to Brinson Money Series are changed to UBS Money Series.

and be it further

        RESOLVED, that pursuant to Section 8 of Article X of the Trusts Trust Instrument, the names of certain of the Series of the Trust shall be changed from Brinson Select Money Market Fund, Brinson
Cash Reserves Fund and Brinson Liquid Assets Fund to UBS Select
Money Market Fund, UBS Cash Reserves Fund and UBS Liquid Assets
Fund, respectively, and be it further



        RESOLVED, that Schedule A of the Trusts Trust Instrument be, and it hereby is, amended and restated to reflect the name changes of the above-referenced Series.



Dated  February 15, 2002				By /s/ Amy R. Doberman
	Amy R. Doberman
	Vice President and Secretary


New York, New York (ss)

Subscribed and sworn to before me this 15th day of February, 2002.


/s/ Victoria Drake
Notary Public




Schedule A to Declaration of Trust of
Brinson Money Series

(As Amended and Restated February 13, 2002)

Series of the Trust (as of April 8, 2002)

UBS Select Money Market Fund
UBS Cash Reserves Fund
UBS Liquid Assets Fund
LIR Premier Money Market Fund
LIR Premier Tax-Free Money Market Fund



Classes of Shares of UBS Select Money Market Fund

An unlimited number of shares of beneficial interest have been established by the Board as Institutional shares and Financial Intermediary shares of UBS Select Money Market Fund. The Institutional shares and Financial Intermediary shares represent interests in the assets of only that Series and have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of shares, except as provided in the Trusts Trust Instrument.




For period ending April 30, 2002

File number 811-8767								Exhibit 77Q1(a)




CERTIFICATE OF AMENDMENT
TO
BY-LAWS
OF
BRINSON MONEY SERIES

        The undersigned, being Vice President and Secretary of Brinson Money Series (Trust), hereby certifies that the Trustees of the Trust duly adopted resolutions at a meeting held on February 13, 2002 which amended the By-Laws of the Trust dated April 29, 1998 (the By-Laws) in the manner provided in the By-Laws, such amendment to become effective on April 8, 2002, as set forth below


        The By-Laws dated April 29, 1998 were amended to reflect the change in the name of the Trust from Brinson Money Series to UBS Money Series.



Dated February 15, 2002
        		      By /s/ Amy R. Doberman					           					Amy R. Doberman
						            Vice President and Secretary


New York, New York (ss)

On this 15th day of February, 2002, before me personally appeared Amy R. Doberman, to me personally known, who, being by me duly sworn, did say that she is Vice President and Secretary of the above-referenced Trust and acknowledged that she executed the foregoing instrument as her free act and deed.


        					/s/ Victoria Drake											Notary Public